EXHIBIT 10.33
SECOND
AMENDED AND RESTATED
PROMISSORY NOTE

$1,540,300.04	Jericho, New York
April 1, 2010

FOR VALUE RECEIVED, MIAMI SUBS CAPITAL PARTNERS I, INC., a Florida corporation with an office at 6300 NW 31st Avenue, Fort Lauderdale, Florida (the “Maker”), promises to pay to the order of NATHAN’S FAMOUS, INC., a Delaware corporation (the “Payee”), the principal amount of ONE MILLION FIVE HUNDRED FORTY THOUSAND THREE HUNDRED AND 04/100 DOLLARS ($1,540,300.04), on or before June 30, 2015 (the “Maturity Date”), in lawful money of the United States of America, together with interest on the unpaid principal amount hereof, from time to time outstanding, from the date hereof through and including the date that this Note is paid in full, at a rate of eight and one-half percent (8.5%) per annum.

The Maker promises to pay to the Payee the principal amount hereof plus interest in installments, as follows: one payment of $51,000.00 (FIFTY-ONE THOUSAND AND 00/100 DOLLARS) on the date hereof; twenty-one (21) monthly payments of $17,000.00 (SEVENTEEN THOUSAND AND 00/100 DOLLARS) each, due on the last day of each calendar month commencing on April 30, 2010 and ending December 31, 2011; thirty-six (36) monthly payments of $34,271.28 (THIRTY-FOUR THOUSAND TWO HUNDRED SEVENTY-ONE AND 28/100 DOLLARS) each, due on the last day of each calendar month commencing on January 31, 2012 and ending December 31, 2014; and a final payment of principal in the amount of $250,000 (TWO HUNDRED FIFTY THOUSAND DOLLARS) (such principal amount being the “Balloon”), to be paid on the Maturity Date.  Interest hereunder shall be computed on the actual number of days elapsed over a year comprised of 365 days.  Nothing herein shall be deemed to require Maker to make payments of interest which exceed the maximum permitted by law.  In any such event, this Note shall be deemed automatically amended to require payment of interest at the maximum amount permitted by law.

All amounts payable hereunder shall be made in lawful money of the United States of America at such place as may be designated to the Maker in writing by the Payee from time to time.  If any payment hereunder becomes due and payable on a day other than a Business Day (hereafter defined), such payment shall be extended to the next succeeding Business Day.  “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York State are authorized or required by law to close. Upon the occurrence of an Event of Default, as that term is defined below, interest payable on this Note shall be at the rate of twelve percent (12%) per annum or the maximum rate allowed to be charged by law, whichever is lower.

This Note may be prepaid at the option of the Maker in whole or in part at any time without penalty or premium.  All prepayments shall be accompanied by accrued interest on the principal amount repaid to the date of repayment.

This Note shall be subject to mandatory prepayment in full upon the settlement or the adjudication of the litigation entitled Ontario Superior Court of Justice-Commercial Litigation, Court File No.  06-00CL6270, Lawrence B. Austin, Plaintiff v. Michael Overs, Tesari Holdings, Ltd., & Pizza Pizza, Ltd., Defendants at which time all amounts payable hereunder shall be due and payable.

Solely in the event that at the Maturity Date (i) the Payee has not at any time prior thereto commenced any legal action to enforce this Note or to enforce, declare or adjudicate any rights or obligations under this Note, whether through a lawsuit or foreclosure and (ii) the Maker and its affiliates are not in default under this Note or under any other financial obligation owed to Payee or its affiliates, then Payee agrees that the obligation of Maker to pay the Balloon shall be forgiven at the Maturity Date and, notwithstanding such forgiveness, the Note will be fully paid and Maker will have no further obligations hereunder.

Maker acknowledges and agrees that: (i) nothing contained in the immediately preceding paragraph shall in any way limit (A) Maker’s obligation to make the payments described herein on the due date thereof, as set forth in the second paragraph of this Note or upon any settlement or adjudication of the litigation described above or (B) Payee’s rights and remedies in the event that any such payment is not so timely made; and (ii) the payment of the Balloon is a financial obligation of the Maker hereunder, and its non-forgiveness if the conditions described in the immediately preceding paragraph are not met shall not be construed in any manner as a penalty.

Payee may declare the entire unpaid principal balance of the Note, together with interest accrued thereon, to be immediately due and payable upon the occurrence of any of the following events (each an “Event of Default”):  (a) the failure of Maker to pay the principal of, or interest on, this Note within five (5) days of the due date thereof; (b) any petition in bankruptcy being filed by or against the Maker, or any proceedings in bankruptcy, or under any law relating to the relief of debtors, being commenced for the relief or readjustment of any indebtedness of the Maker; provided, with respect to any such petition filed against Maker, such petition shall continue undismissed for a period of 30 days from the date of entry thereof; (c) the making by the Maker of an assignment for the benefit of creditors; (d) the appointment of a receiver of all or substantially all of the property of the Maker; (e) the merger, consolidation, or sale of all or substantially all of the assets of the Maker to any third party; (f) any breach of any representation, warranty or covenant of the Maker contained in the Security Agreement, dated as of June 7, 2007 between Maker and Payee, which breach, if capable of cure, shall not have been cured within twenty (20) days following delivery of written notice to Maker; (g) any breach by Miami Subs Real Estate Corp. of any representation, warranty or covenant contained in the Business Lease with 6300 NW 31st Avenue dated May 6, 2008, as the same has been and  may continue to be amended from time-to-time, (h) any breach by the Maker or Miami Subs Corporation to pay amounts due under the Amended and Restated Arrearage Agreement dated as of October 27, 2009 or (i) the guaranty executed by either Lawrence Austin or Bruce Galloway (each, a “Guarantor”) with respect to Maker’s obligations hereunder shall cease to be in full force and effect or any Guarantor shall so assert in writing.

Maker agrees that whenever an attorney is used to collect or enforce this Note or to enforce, declare or adjudicate any rights or obligations under this Note whether by suit or any other means whatsoever, the Maker shall pay all of the legal fees of the attorneys for the Payee, together with all costs and expenses of such collection, enforcement or adjudication, which obligation shall constitute part of the principal obligation hereunder.

Maker hereby waives diligence, presentment, protest, demand and notice of every kind except as otherwise expressly required herein.  This Note may not be modified orally.

No course of dealing between the Maker and Payee or any delay on the Payee’s part in exercising any rights hereunder shall operate as a waiver of any of the rights and/or remedies of the Payee under this Note or under any and all other agreements that now or hereafter may in any way evidence, govern and/or secure any obligations to the Payee.  No term shall be waived, altered, modified or amended except in writing and no delay by the Payee in exercising any of its rights hereunder or under any other document shall constitute a waiver of such right.  No waiver by the Payee of any default or event of default shall operate as a waiver of any other default and/or breach.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES.  Maker hereby consents to the jurisdiction of the state courts of and federal courts located in Nassau or New York County in the State of New York for the enforcement of the obligations evidenced by this Note and expressly waives any defense based upon venue or forum non conveniens.

This Note is an amendment and restatement of, and is being issued in replacement of and substitution for, the Promissory Note, dated June 7, 2007, in the original principal amount of $2,400,000 issued by the Maker in favor of Payee (the “Original Note”) and the Amended and Restated Promissory Note dated October 31, 2008, effective as of August 31, 2008 in the original principal amount of $1,892,210.54 issued by the Maker in favor of Payee (the “Amended Note”). The execution and delivery of this Note shall not be construed to have constituted a repayment of any principal of, or interest on, the Original Note or the Amended Note.

MIAMI SUBS CAPITAL PARTNERS I, INC., /s/ Bernard Vogel Bernard Vogel